UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400
Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b– 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On August 19, 2019, Hilltop Holdings Inc. (“Hilltop”) entered into a Securities Purchase Agreement to purchase 2,175,404 shares of its common stock from Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and Oak Hill Capital Management, LLC (collectively, “Oak Hill Capital”). Hilltop director J. Taylor Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC. The purchase price of $22.25 per share was determined by the weighted average of the closing prices of Hilltop common stock as reported by the New York Stock Exchange for each trading day commencing on August 12, 2019 and ending on August 16, 2019 and resulted in an aggregate purchase price of $48,402,739. The purchase was consummated on August 20, 2019. The purchase price was paid from available cash. A copy of the Securities Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

Hilltop authorized a stock repurchase program in January 2019 of $50.0 million, which expires in January 2020. As of August 19, 2019, Hilltop had repurchased approximately $25.0 million of common stock pursuant to this program. Under this program, Hilltop is authorized to repurchase its outstanding common stock in the open market or through privately negotiated transactions as permitted under Rule 10b-18 promulgated under the Securities Exchange Act of 1934.

As a result of provisions governing the life of funds of Oak Hill Capital, Oak Hill Capital inquired of Hilltop’s interest in repurchasing the shares of Hilltop common stock owned by such entities. The Board of Directors of Hilltop, other than Messrs. J. Crandall and Gerald J. Ford, considered and approved the purchase of the shares of Hilltop common stock from Oak Hill Capital on the terms set forth in the Securities Purchase Agreement, which is described in more detail in Item 1.01 of this Current Report on Form 8-K. As a result, the repurchase of shares by Hilltop from Oak Hill Capital fully utilized the stock repurchase program previously authorized. Accordingly, Hilltop is not authorized to repurchase additional shares of Hilltop common stock until a new repurchase program is authorized by the Board of Directors of Hilltop.

Mr. Crandall remains a director of Hilltop.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit(s) are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
99.1

Securities Purchase Agreement, dated as of August 19, 2019, by and between Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P., Oak Hill Capital Management, LLC and Hilltop Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: August 22, 2019	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Executive Vice President,
General Counsel & Secretary